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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  June 14, 2000


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                                Makepeace Capital Corp.
               (Exact name of registrant as specified in its charter)


         Texas                       333-63015                    84-1472120
    --------------------         ----------------         --------------------
     (State or other              (Commission File           (I.R.S. Employer
     jurisdiction of                  Number)              Identification No.)
     incorporation or
      organization)


1660 South Albion Street, #723, Denver, Colorado                   80222
 --------------------------                                  ------------------
  (Address of principal                                         (Zip Code)
    executive offices)


       Registrant's telephone number, including area code: 303-753-6512



                                   NOT APPLICABLE
                                 ------------------
          (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS

On June 14, 2000, Makepeace entered into a letter of intent to acquire
100% of the outstanding shares of Net Salon, Inc.   Makepeace shall
issue 34,000,000 common shares to NetSalon and 5,100,396 common shares to consultants/finders. Additionally, Mr. Ross Corace, president of Makepeace has agreed to surrender 2,807,896 common shares for cancellation and another shareholder has agreed to surrender 150,000
common shares for cancellation.    Makepeace also agreed to seek the
cancellation of the 1,400,000 B warrants and the 1,400,000 C warrants currently outstanding. After Closing, 40,000,000 common shares shall be outstanding.

As soon as possible after the closing, NetSalon will call a Makepeace shareholder meeting for the purpose of seeking shareholder approval of a one for two reverse stock split, a change of Makepeace name to a name designated by NetSalon and a change of domicile to Nevada.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MAKEPEACE CAPITAL CORP.


Date: June 26, 2000                 By: /s/ W. Ross C. Corace
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                                          W. Ross C. Corace
                                          President